EXHIBIT 10.1

Autobytel Inc.
18872 MacArthur Blvd.	<voice> 949.225.4500
Irvine, CA 92612-1400	<fax> 949.225.4541

February 27, 2006

Mr. Richard Post

c/o Autobytel Inc.

18872 MacArthur Boulevard

Irvine, California 92612-1400

Dear Rich:

Reference is made to that certain Employment Agreement, dated as of April 27, 2005, by and between Autobytel Inc. (the “Company”) and you (the “Employment Agreement”).

Pursuant to the Employment Agreement, the Company hereby notifies you of its decision to extend the term of the Employment Agreement in accordance with the terms of Article 1 of the Employment Agreement.

Sincerely,

AUTOBYTEL INC.

By:	/s/ ARIEL AMIR
Name:	Ariel Amir
Title:	Executive Vice President and Chief
Legal and Administrative Officer